Exhibit 10.24

<<<To be executed on a stamp paper of Rs. 100>>>

ADDENDUM TO SERVICE AGREEMENT

BETWEEN

DIGITAL PAYMENTS PROCESSING LTD. (“DPPL OR SERVICE PROVIDER”)

AND

MY MOBILE PAYMENTS LTD. (“MMPL”)

This addendum to Service Agreement dated 23 March 2012 signed between the Service Provider and MMPL (“Amendment Agreement”) is made at Mumbai this ___ September 2012 between:

Digital Payments Processing Limited, a public limited company registered under the provisions of Companies Act, 1956 in India, and having its registered office at 7th Floor, MET Complex, Bandra Reclamation, Bandra (West), Mumbai 400050, Maharashtra, India, hereinafter called and referred to as the “Service Provider” (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors and permitted assigns) of the FIRST PART.

And

My Mobile Payments Ltd., a public limited company registered under the provisions of the Companies Act, 1956 in India, and having its registered office at 7th Floor, MET Complex, Opp. Lilavati Hospital, Bandra (West), Mumbai 400050, Maharashtra, India, hereinafter referred to as “MMPL”, (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors and permitted assigns) of the SECOND PART;

 WHEREAS –

1.

MMPL and the Service Provider have signed the Service Agreement, to avail Support Services of the Service Provider in relation to MMPL Services as an independent contractor according to the terms and conditions stated in the Service Agreement.

2.	MMPL is providing Intellectual Property Rights (“IP Rights”) to Service Provider towards which Service Provider is required to pay consideration to MMPL.
3.	The parties have mutually discussed, clarified and corrected certain commercial obligations in order to laying out appropriate understanding prevailing between the parties.
4.

The parties have identified that the break-down of fee that the Service Provider is required to pay to MMPL is with respect to the IP rights licensed to Service Provider and accordingly it is required to be paid in terms of the amount of work involved on efforts basis. Accordingly the parties have decided to change the payment structure and the license period to 7 years.  In addition the payment is to be made only on the basis of certain prerequisites to be met by MMPL and such periodical certifications are given to Service Provider.

5.	In addition to, the parties have identified certain practical errors related to reimbursement of rental and electricity expenses that needs to be corrected and appropriately recorded.
6.	Accordingly the parties considered it appropriate to mutually record all such understanding for appropriate relationship management.

NOW IT IS HEREBY AGREED AS follows:

1.	Clause 3.4 of the Service Agreement shall be deleted entirely and substituted by the following:

“MMPL Costs” shall mean

i) all and only such actual costs and fees payable to distributors and retailers of MMPL as available on MMPL platform;

ii) Rs. 585,000 per month, plus applicable service tax,  on account of rent for the premises situated at 7th Floor, MET Complex, opposite Lilavati Hospital, Bandra (West), Mumbai 400050, Maharashtra, India (“Leased Office”) and such periodical enhancement to the rent as per the rent agreement.  Such periodical enhancement shall be shared between MMPL and DPPL on the same allocation percentage existing on the Effective Date, i.e. in the ratio of 10:90 between MMPL and DPPL, respectively.  It his hereby clarified that if the rent agreement between MMPL and the existing owners of the Leased Office terminates, then the aforesaid payment of Rs. 585,000 per month shall not be included in MMPL Costs.

2.	Clause 3.8 of the Service Agreement shall be deleted entirely and substituted by the following:

 3.8.1 Parties hereby agree that MMPL requires certain amount of money for enhancing and augmenting its Intellectual Property Rights (“IP Rights”) required for the provision of MMPL Services. It is further agreed between the Parties that MMPL shall provide exclusive license for the use of IP Rights to the Service Provider during the License Period.    As a consideration for licensing the IP Rights, as a consideration for right given by MMPL to Service Provider for acquisition of customer and retailer on behalf of MMPL, for augmenting the IP Rights and for minor developments and support, the Service Provider shall pay to MMPL as follows:

i)	Rs. 37,500,000 (Rupees Thirty Seven Million Five Hundred Thousand only) to MMPL on Effective Date.

ii)	Rs. 15,000,000 (Rupees Fifteen Million only) to MMPL at the start of the first quarter commencing on July 1, 2012.
iii)	Rs.7,500,000 (Rupees Seven Million Five Hundred Thousand only) to MMPL at the start of the second quarter.
iv)	Rs.7,500,000 (Rupees Seven Million Five Hundred Thousand only) to MMPL at the start of the third quarter.
v)	Rs.3,750,000 (Rupees Three Million Seven Hundred and Fifty Thousand only) to MMPL at the start of the fourth quarter.
vi)	Rs.3,750,000 (Rupees Three Million Seven Hundred and Fifty Thousand only) to MMPL at the start of the fifth quarter.

Each such payment is hereinafter referred to as “License and Augmentation Fee”

3.8.2  Notwithstanding anything contained herein,  the aforesaid payments are subject to MMPL adhering to the following and providing to the Board of Service Provider i) periodical quarterly narrative descriptions of the enhancements and augmentations provided for in section 3.8.1 and ii) quarterly certification of such as follows:

a.	Augmentation made to the existing IP Rights and sharing such augmented IP Rights to Service Provider.
b.	Sharing related documentation to such IP Rights to the Service Provider and
c.	Removing bugs and issues from IP Rights from time to time.

            Such narrative explanations shall be due to the Board of Service Provider no later than 30 days in advance of the next scheduled payment of License and Augmentation Fee, and failure to receive such narrative and certification would be a  sufficient reason to delay payment of License and Augmentation Fee.

 3.8.3         The License and Augmentation Fees shall be subject to deduction of tax at source, if applicable. Service Provider shall make that tax deduction and any payment required in connection with that tax deduction within the time allowed and in the minimum amount required by Applicable Law. Service Provider shall deliver to MMPL the tax deduction certificates as prescribed by the Applicable Law that the tax deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority within the time prescribed by the Applicable Law.

3.8.4            This License shall remain in force initially for a period of 7 years from the Effective Date. Upon the expiry of the said term or the renewed term (if any), this license shall automatically stand renewed for a further term(s) of 7 years.  The initial term and each renewal is herein referred to as the “License Period”. At each such renewal the Service Provider shall provide Rs.500,000 to MMPL.

3.	Clause 4.1 of the Service Agreement shall be deleted entirely and substituted as follows:

4.1 In consideration of the terms and conditions mentioned herein and in consideration of the License and Augmentation Fee, MMPL hereby grants an irrevocable, exclusive license during the License Period in favour of the Service Provider to use the IP Rights on a world-wide basis.

4.

If any capitalized term used in this Amendment Agreement is not defined in the body of this Amendment Agreement, unless repugnant to the meaning or context thereof, the same shall have the meaning attributed to them in the Service Agreement.

5.	This Amendment Agreement shall be effective retrospectively from March 23, 2012.

6.

This Amendment Agreement shall modify the agreement and understanding set out in the Service Agreement, as applicable, only to the limited extent set out herein. Except as specifically and expressly amended by this Amendment Agreement, all other provisions of the Service Agreement shall remain unchanged and in full force and effect and shall continue to remain applicable and binding on the parties.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement as of the day and year first above mentioned.

Digital Payments Processing Ltd. (“DPPL or Service Provider”)	My Mobile Payments Ltd. (“MMPL”)
Signature: /s/ Harold Montgomery	Signature: /s/ Shashank Joshi
Name and Designation: Harold Montgomery Chairman	Name and Designation: Shashank Joshi Director
Witness	Witness
Signature: /s/ Craig A. Jessen	Signature: /s/ Ranjeet Oak
Name: Craig A. Jessen	Name: Ranjeet Oak